Exhibit 10.2.1

[***] TEXT OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT
GLG PARTNERS, INC.

March 17, 2010
To: Jeffrey M. Rojek
Re: Amendments to Restricted Stock Award
          Reference is made to your Restricted Stock Award Agreements with GLG Partners, Inc. (“GPI”), dated as of March 18, 2008 (the “2008 Restricted Stock Agreement”) and March 18, 2009 (the “2009 Restricted Stock Agreement”, and, together with the 2008 Restricted Stock Agreement, the “Restricted Stock Agreements”) pursuant to which GPI granted you awards of 38,670 and 177,269 restricted shares of common stock of GPI, respectively, under Sub-Plan A of GPI’s 2007 Long-Term Incentive Plan (the “2007 LTIP”), subject to certain limitations, and vesting and forfeiture provisions.
          You and GPI hereby agree to amend each of your Restricted Stock Agreements as follows:
1.	Paragraph 1 (Definitions) of each Restricted Stock Agreement is hereby amended by inserting in alphabetical order new definitions to read as follows:
     “‘Breach of Covenants’ means the failure to observe any or all of the Continuing Obligations.”
     “‘Continuing Obligations;’ means your continuing obligations to the Company or a Subsidiary under the Employment Agreement or any other applicable employment, separation, withdrawal or other agreement with the Company or a Subsidiary.”
     “‘Employment Agreement’ means that certain Amended and Restated Employment Agreement between you and the Company dated as of March 17, 2010, as amended from time to time.”
2.	Section (iv) of the definition of “Cause” in Paragraph 1(b) of each Restricted Stock Agreement is hereby amended to replace the reference to “the Financial Services Authority’s Principles for Business” with “the Financial Services Authority’s Principles for Approved Persons”.

3.	The first paragraph of Paragraph 2 of the 2008 Restricted Stock Agreement is hereby amended and restated in its entirety as follows:
“2. Earning of Restricted Stock
     (a) You shall be deemed to have earned the Restricted Stock subject to this Restricted Stock Agreement as follows; provided, that unearned Restricted Stock may be forfeited in accordance with paragraph 7:
•	25% on the first anniversary of the Grant Date (the “First Vesting Date”), subject to satisfaction of the performance criteria applicable to the First Vesting Date set forth in Schedule A;

•	25% on the second anniversary of the Grant Date (the “Second Vesting Date”), subject to satisfaction of the performance criteria applicable to the Second Vesting Date set forth in Schedule A; and

•	50% on November 2, 2010 (the “Final Vesting Date”), subject to satisfaction of the performance criteria applicable to the Final Vesting Date set forth in Schedule A.”
4.	The first paragraph of Paragraph 2 of the 2009 Restricted Stock Agreement is hereby amended and restated in its entirety as follows:
“2. Earning of Restricted Stock
     (a) You shall be deemed to have earned the Restricted Stock subject to this Restricted Stock Agreement as follows; provided, that unearned Restricted Stock may be forfeited in accordance with paragraph 7:
•	25% on the first anniversary of the Grant Date (the “First Vesting Date”), subject to satisfaction of the performance criteria applicable to the First Vesting Date set forth in Schedule A; and

•	75% on November 2, 2010 (the “Final Vesting Date”), subject to satisfaction of the performance criteria applicable to the Final Vesting Date set forth in Schedule A.”
5.	The second and third paragraphs of Paragraph 2 of each Restricted Stock Agreement is hereby amended and restated in their entirety as follows
     “(b) Notwithstanding any other provision of this Restricted Stock Agreement (including paragraph 7), if one of the following events occurs earlier than the Final Vesting Date, and prior to forfeiture under paragraph 7, then you shall be deemed to have earned 100% of the Restricted Stock subject to this Restricted Stock Agreement on the date of occurrence of such event: (i) your death; (ii) prior to a Termination of Service, your Disability; or (iii) the occurrence of a Change of Control and within one year after such Change of Control, the occurrence of a Termination of Service because the Company or any Subsidiary has terminated your employment with the Company or a Subsidiary, or the applicable LLP or LLPs has or have terminated your status as a Limited Partner, if applicable, without Cause.
     (c) If a Termination of Service occurs earlier than the Final Vesting Date as a result of (a) the Company or a Subsidiary terminating your employment other than for Cause or (b) your voluntary resignation and you satisfy the requirements of the Rule of 10 (as defined below), then you shall earn the Restricted Stock subject to this Restricted Stock Agreement pursuant to the schedule in paragraph 2(a), unless such shares have been previously forfeited in accordance with paragraph 7; provided, that in the event the Company determines in good faith that the Company or a Subsidiary is subject to withholding obligations for income and/or payroll taxes with respect to the Restricted Stock upon the expiration of one or more Continuing Obligations or other taxable event, the Company shall accelerate the vesting of a portion of your Restricted Stock to the effective date of such expiration or other taxable event (the “Advanced Vesting Date”), such that you shall be deemed to have then earned a number of shares of unearned Restricted Stock subject to this Restricted Stock Agreement (rounded up to the nearest whole share) with a Fair Market Value on the Advanced Vesting Date equal to the minimum amount of the Company’s or a Subsidiary’s withholding obligation with respect to the unearned Restricted Stock or such higher amount as the Company may determine in its sole discretion for jurisdictions in which at the time of your termination or other taxable event you were otherwise subject to taxes on your compensation as the Company in its sole discretion deems appropriate (the “Advanced Vesting Shares”); provided, further, that the remaining unearned shares of Restricted Stock shall be earned (after deducting any Advanced Vesting Shares ratably from the Restricted Stock to be earned) on each subsequent Vesting Date pursuant to the schedule in paragraph 2(a).
          Once earned, all restrictions attaching to the Restricted Stock shall cease to apply and the Restricted Stock shall cease to be forfeitable and can be transferred subject to the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”).”
6.	Paragraph 7 of each Restricted Stock Agreement is hereby amended and restated in its entirety as follows:
“7. Forfeiture of Unearned Restricted Stock and Stock Dividends
     Notwithstanding any other provision of this Restricted Stock Agreement (other than paragraph 2(b)), all your rights to receive the Restricted Stock,

together with any Stock Dividends relating to the unearned Restricted Stock, then being reserved by the Company (or subject to its instructions) in accordance with paragraph 3 shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto, unless determined otherwise by the Compensation Committee of the Board of Directors or the Special Grant Committee designated by the Board of Directors, (a) following a Termination of Service as a result of your voluntary resignation, unless your whole number of years of service to the Company or a Subsidiary at the time of your Termination of Service resulting from your voluntary resignation, as determined by the Company in its sole discretion, equals or exceeds 10 years (the “Rule of 10”), (b) if following a Termination of Service as a result of your voluntary resignation and your satisfaction of the requirements of the Rule of 10 at the time of your resignation, a Breach of Covenants has occurred, or (c) in the event of a Termination of Service resulting from the Company or any Subsidiary terminating your employment, or the applicable LLP or LLPs terminating your status as a Limited Partner, if applicable, with Cause. Upon any such forfeiture, the Restricted Stock, together with any Stock Dividends relating to the unearned Restricted Stock, shall be transferred to the Company.”
7.	The 2008 Restricted Stock Agreement is hereby amended by inserting Exhibit A attached hereto as “Schedule A” at the end thereof.

8.	The 2009 Restricted Stock Agreement is hereby amended by inserting Exhibit B attached hereto as “Schedule A” at the end thereof.
          This letter will be governed by the laws of the State of New York without giving effect to its conflict of laws principles. This letter may be executed in counterparts, with each such counterpart, when taken together, constituting one and the same original.

Sincerely, GLG PARTNERS, INC.
By:	/s/ Noam Gottesman
	Name:	Noam Gottesman
	Title:	Chairman and Co-Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

/s/ Jeffrey M. Rojek
Name:	Jeffrey M. Rojek
Date: March 17, 2010

     Exhibit A
Schedule A
PERFORMANCE GOALS FOR RESTRICTED STOCK AWARD
Performance Criteria Applicable to the First Vesting Date:
AUM as of February 28, 2009 is not less than [***]% of the AUM as of February 29, 2008.

Performance Criteria Applicable to the Second Vesting Date:
AUM as of February 28, 2010 is not less than [***]% of the AUM as of February 28, 2009.

Performance Criteria Applicable to the Final Vesting Date:
AUM as of October 31, 2010 is not less than [***]% of the AUM as of October 31, 2009.

Operating Rules
“AUM” means net assets under management of GLG Partners, Inc. and its subsidiaries (“GLG”) determined in the same manner and using the same methodology as net assets under management are report by GLG to the public in its periodic reports filed with the Securities and Exchange Commission (“SEC”) as of the Grant Date, regardless of any subsequent modification to the manner or methodology of determining net assets under management. For each vesting date, the Compensation Committee of the Board of Directors shall determine whether or not the performance goal applicable to that vesting date has been satisfied solely on the basis of the AUM measure set forth herein, which determination will be made no later than the March 15th (or November 15th with respect to the Final Vesting Date) immediately following the applicable AUM measurement date.

Exhibit B
Schedule A
PERFORMANCE GOALS FOR RESTRICTED STOCK AWARD
Performance Criteria Applicable to the First Vesting Date:
AUM as of February 28, 2010 is not less than [***]% of the AUM as of February 28, 2009.

Performance Criteria Applicable to the Final Vesting Date:
AUM as of October 31, 2010 is not less than [***]% of the AUM as of October 31, 2009.

Operating Rules
“AUM” means net assets under management of GLG Partners, Inc. and its subsidiaries (“GLG”) determined in the same manner and using the same methodology as net assets under management are report by GLG to the public in its periodic reports filed with the Securities and Exchange Commission (“SEC”) as of the Grant Date, regardless of any subsequent modification to the manner or methodology of determining net assets under management. For each vesting date, the Compensation Committee of the Board of Directors shall determine whether or not the performance goal applicable to that vesting date has been satisfied solely on the basis of the AUM measure set forth herein, which determination will be made no later than the March 15th (or November 15th with respect to the Final Vesting Date) immediately following the applicable AUM measurement date.